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                                                                    EXHIBIT 10.1

                             JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT is made as of this __________ day of ___________________, 1998 by and between PEMSTAR INC. ("PEMSTAR"), a corporation organized under the laws of the State of Minnesota with its principal offices at 2535 Highway 14 West, Rochester, Minnesota 55901, U.S.A. and HONGGUAN TECHNOLOGIES (S) PTE LTD. ("HongGuan"), a company incorporated under the laws of Singapore with its registered office at 39 Joo Koon Circle, Singapore 629105.

WHEREAS, PEMSTAR is in the business of precision electro-mechanical manufacturing, assembling and testing on a contract basis in Rochester, Minnesota and other locations around the world; and

WHEREAS, HongGuan is in the business of designing and building factory automation and precision assembly systems, tool and die, and manufacturing of key modules and devices;

WHEREAS, PEMSTAR and HongGuan desire to incorporate a new private limited company to be called PEMSTAR-HONGGUAN PTE LTD., or such other name as the parties may agree and the Registrar of Companies may approve (the "Company") in Singapore that will initially engage in the business of manufacturing equipment for the disk drive industry, providing support services for such equipment and providing engineering and design services for the disk drive industry;

WHEREAS, HongGuan will own 49% of the Company and PEMSTAR will own 51% of the Company; and

WHEREAS, PEMSTAR and HongGuan desire to set forth in this Agreement the terms and conditions of the joint ownership of the Company.

NOW, THEREFORE, in consideration of the premises and the respective agreements herein set forth, the Parties hereto agree as follows:

1.   DEFINITIONS

1.1 Defined Terms. The following terms, when used in capitalized form in this Agreement, shall have the meanings set forth below:

     (a) "Affiliate" shall mean a company controlled by, under common control with, or controlling a Party, where "control" means either (i) the ownership, either directly or indirectly, of more than 50% of the voting shares or (ii) the right to elect the majority of the directors of a company and, in either case, where such control may be exercised without the consent of any third party.

     (b) "Agreement" and "this Agreement" shall mean this Joint Venture Agreement, including all Exhibits hereto and, except where the context otherwise clearly requires, all certificates, documents and instruments executed and/or delivered at or prior to Closing.
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     (c) "Ancillary Agreements" shall mean the License Agreement, the Trademark
     Agreement and the Services Agreement, to be entered into at the Closing with respect to the Company.

     (d) "Board" or "Board of Directors" shall mean the Company's board of directors.

     (e) "Closing" shall mean the completion of the transactions contemplated by this Agreement as more fully set forth in Article 12.

     (f) "Closing Date" shall mean the date of the Closing as set forth in
     Section 12.1.

     (g) "Confidential Information" shall have the meaning set forth in Section 9.1.

     (h) "Corporate Articles" shall mean the Memorandum and Articles of Association of the Company.

     (i) "Effective Date" shall mean the date of this Agreement as first written above.

     (j) "Fiscal Year" shall mean the financial year of the Company ending in each year on the 31st of March.

     (k) "Parties" shall mean PEMSTAR and HongGuan (or such other party who becomes a party pursuant to the terms of this Agreement), and "Party" shall mean either of them.

     (l) "Scope" of the Company shall mean the agreed scope of activities of the Company as defined in Section 2.1, as it may be modified from time to time pursuant to Section 2.2.

     (m) "Shareholders" shall mean PEMSTAR and HongGuan, and any Affiliate(s) that either may designate to hold some or all of its shares in the Company, and "Shareholder" shall mean any of them.

     (n) "Singapore Dollars" or "S$" shall mean units of the lawful currency of Singapore.

     (o) "Territory" shall mean the continent of Asia, as indicated on the map attached hereto as Exhibit A; provided, however, that the Territory under this Agreement shall exclude the Philippines.

     (p) "U.S. Dollars" or "U.S.$" shall mean units of the lawful currency of the United States of America.

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1.2 Terms Defined in Ancillary Agreements. All terms, other than those which are defined in Section 1.1, which are defined in any of the Ancillary Agreements and are used in capitalized form in this Agreement shall have the meanings set forth in the relevant Ancillary Agreement.

1.3 Other Rules of Interpretation. Unless the context clearly indicates otherwise, the following rules shall govern the interpretation of this
Agreement:

     (a) The definitions of all terms defined herein shall apply equally to the singular, plural, and possessive forms of such terms;

     (b) All references herein to "days" shall mean calendar days;

     (c) All references to "Exhibits" shall mean the corresponding Exhibits of this Agreement;

     (d) All references to "Sections" shall mean the corresponding Section to this Agreement.

2.   PURPOSE AND SCOPE

2.1 General Purpose and Initial Scope. Subject to and upon the terms and conditions hereinafter set forth, the Parties hereby agree to establish a joint venture. Notwithstanding the generality of the corporate objectives enumerated in the Corporate Articles, the activities of the Company shall be limited to its Scope. The initial Scope of the Company shall consist of providing research and development, engineering design services and manufacturing of process and test equipment for the disk drive industry in the Territory, and providing technical support services for such equipment.

2.2 Future Scope. Subject to Section 6.4, the Scope of the Company may be expanded, reduced or otherwise altered upon approval of the Board. On or after September 30, 2002, the Parties shall request the Board to assess the viability of a public offering of shares of the Company.

2.3 Non-Competition. Each Party agrees that, from and after the Closing Date and during the term of this Agreement and for two years thereafter if the Company has not been liquidated, it will not, within the Territory, either directly or indirectly or through any of its Affiliates (other than the Company), engage in any business which is within the Scope of the Company, from time to time, or competitive with any such business without the consent of the Board of Directors of the Company during the term of this Agreement and without the consent of the other Party thereafter. If either Party engages in business that may be in competition with a customer of the Company, the Parties agree to discuss in good faith such business and its impact on the Company. During the term of this Agreement, the decision by the Board of Directors of the Company of whether a Party is competing, and the decision on whether to consent to any potential competition, shall be made by the directors not appointed by the Party competing or seeking to compete. A decision by the Board of Directors of the Company that a Party is

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competing shall not be conclusive that the Party is in fact competing; it simply authorizes the Company to pursue an action against such Party who is in breach of this Section.

2.4 Sales and Marketing. Each of the Parties agrees that, in connection with disk drive customers in the Territory, it and its Affiliates will represent the Company as the primary contact for the disk drive business. Each Party agrees that it and its Affiliates will not act independently with disk drive customers in the Territory. Any such potential business to be generated by the Parties or its Affiliates shall be offered to the Company unless (i) the business is "tools and fixtures" (not related to equipment supplied by the Company), which will be performed by HongGuan or its Affiliates or (ii) the business is "systems design and prototype services" (not within the capabilities of the Company), which will be performed by PEMSTAR or its Affiliates. The Parties agree to keep informed the managing director of the Company, in a timely manner, of all customer contacts. All service agreements and agreements and provisions for spare parts relative to equipment supplied by the Company shall also be first offered to the Company.

2.5 Right of First Refusal on Expanded Business. If one of the Parties to this Agreement desires to enter into a partnership or joint venture with a third party to manufacture equipment for the manufacturing and testing process in non-disk drive industries, and if such partnership or joint venture would cover North America with respect to HongGuan, or Asia with respect to PEMSTAR, then the Parties agree to negotiate in good faith with each other regarding such a partnership or joint venture before entering into such a partnership or joint venture with a third party. If the Parties cannot agree on terms for such a partnership or joint venture, then the Party desiring to enter into a partnership or joint venture with a third party shall be free to do so..

3. FORMATION AND CAPITALIZATION

3.1 Formation. Prior to the Closing, PEMSTAR shall incorporate the Company as a private limited company under the laws of Singapore. In the event of any inconsistency or conflict between the Corporate Articles and the provisions of this Agreement, the terms of this Agreement shall as between the Parties prevail and the Parties shall cause such necessary alterations to be made to the Corporate Articles as are required to remove such conflict. The Corporate Articles shall be subscribed as to one share by Mr. Robert D. Ahmann, a duly appointed nominee of PEMSTAR and as to one share by Mr. James Teo, a duly appointed nominee of HongGuan. Forthwith on the incorporation of the Company, PEMSTAR shall procure the transfer to it of the one share subscribed by Mr. Robert D. Ahmann and HongGuan shall procure the transfer to it of the one share subscribed by Mr. James Teo.

3.2 Authorized Capital and Subscriptions.

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     (a) The authorized share capital of the Company shall be S$5,000,000, divided into 5,000,000 ordinary shares, having a nominal value of S$1.00 each. All ordinary shares shall have equal rights.

     (b) A total of 509,999 shares (representing 51% of the outstanding share capital) shall be subscribed by PEMSTAR in exchange for Five Hundred Nine Thousand Nine Hundred Ninety-nine Singapore Dollars (S$509,999). A total of 489,999 shares (representing 49% of the outstanding share capital) shall be subscribed by HongGuan in exchange for Four Hundred Eighty-nine Thousand Nine Hundred Ninety-nine Singapore Dollars (S$489,999).

3.3 Substitution of Affiliates as Shareholders. Neither Party may transfer all or any portion of its shares in the Company to a third party, except as provided in Section 13.1 or as provided in this Section 3.3. A party may transfer all or any portion of its shares in the Company to any of its respective Affiliates, provided that:

     (a) the ownership of such shares by any Affiliate shall be subject to all the conditions set forth in this Agreement and the Corporate Articles;

     (b) the Parties shall each procure the performance of their respective obligations under this Agreement, and under the Corporate Articles, by their respective Affiliates, and shall cause such Affiliate to execute a Deed of Adherence pursuant to which that Affiliate shall agree to be bound by the terms and conditions of this Agreement; and

     (c) the shares in the Company held by any Affiliate of a Party shall be transferred to such Party prior to the completion of any transaction as a result of which such Affiliate will cease to be an Affiliate of such Party.

4.   FINANCING

4.1 Initial Financing. Subject to Section 6.4, if and when necessary, the Parties shall use their best efforts to arrange a credit or overdraft facility on behalf of the Company with a bank in Singapore acceptable to the Board.

4.2 Debt Financing. Subject to Section 6.4, the Company's future additional financing may be obtained through external loans or other financial arrangements, whenever possible without any additional security by way of guarantee or otherwise from the Parties, and such financing shall in all cases be subject to the approval of the Board in accordance with the provisions of this Agreement. In the event that any guarantees, securities, indemnities or other undertakings are required to be given for such loans or other financial arrangements, the Parties shall provide the same in the same proportion as their respective shareholding percentages at the relevant date.

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5.   DIVIDENDS

5.1 Dividends. Subject to Section 6.4(d) and to the approval of the Company in general meeting, the Board may pay some or all of the Company's profits to the Parties as dividends. Dividends shall be remitted to the Parties in proportion to their shareholdings.

5.2 Time of Payment. All dividends required to be paid by the Company at the end of any Fiscal Year pursuant to this Article 5 shall, unless otherwise determined by the Board, be paid within thirty (30) days after the date of the annual general meeting at which the financial statements for the Fiscal Year shall have been approved.

6.   MANAGEMENT

6.1 Board of Directors. The Board shall be comprised of five (5) members, (i) three (3) directors nominated by PEMSTAR, and (ii) two (2) directors nominated by HongGuan, one of whom nominated by HongGuan shall be James Teo and one of whom nominated by HongGuan must be a resident in Singapore (i.e., a citizen of Singapore, a permanent resident or a foreign national holding an employment pass). When a Managing Director other than James Teo is appointed, the Parties shall agree on whether the appointment counts as one of PEMSTAR's three nominations or one of HongGuan's two nominations. If the Parties agree that the new Managing Director shall count as one of HongGuan's nominations, then the Board shall be comprised of seven members, four directors nominated by PEMSTAR and three directors nominated by HongGuan. If the Parties agree that the new Managing Director shall count as one of PEMSTAR's nominations, PEMSTAR shall determine whether the Board shall be comprised of seven members, four directors nominated by PEMSTAR and three directors nominated by HongGuan, or whether the number of directors on the Board shall remain as five members, three directors nominated by PEMSTAR and two directors nominated by HongGuan. Subject to Section 6.4(t), each Party agrees to vote its shares in favor of the other Party's nominees and replacements thereof. The term of office of each of the directors shall be one year and they may be reappointed for any number of terms. The Company shall indemnify any director against any claims that may be brought against such director except for such claims arising out of or in relation to any acts not performed in good faith or any acts which are performed in a manner not in the best interests of the Company, or any acts resulting in violation of Singapore law. Members of the Board shall serve without compensation, but all reasonable costs incurred by the directors in performing their duties as members of the Board (including international travel, hotel expenses and other related expenses for attending Board meetings) shall be borne by the Company.

6.2 (a) Nomination and Removal of Directors. The right of nomination conferred on a Party under Section 6.1 shall include a right to remove at any time from office such person so nominated by that party as a director. Whenever for any reason a person ceases to be a director, the Party which had nominated him or would be entitled to nominate him under Section 6.1 shall nominate forthwith a substitute director. Each nomination or removal of a

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     director pursuant to Section 6.1 shall be in writing and signed on behalf of the Party nominating or removing such director and shall be delivered to the registered office for the time being of the Company. The rights of nomination and removal of each director shall be exercised by the Parties in accordance with the Corporate Articles.

     (b) Each Party's Power to Appoint Board Members. Any transfer or assignment of the shares in the Company by one Party to the other Party or to any third party pursuant to Sections 3.3 or 13.1 may result in an adjustment of each Party's power and ability to appoint directors to the Board and such adjustment shall be made in accordance with the principle that the Shareholders are entitled to appoint director(s) to the Board in proportion to their respective shareholdings, provided, however, that any equity owner of less than ten (10) percent of the shares of the Company shall not be entitled to a seat on the Board unless it is agreed to by all the other Shareholders.

6.3 Board Meetings. Meetings of the Board shall be conducted as follows:

     (a) The Board shall meet at least twice every year at a location determined by the Chairman of the Board. At any meetings of the Board, a quorum shall be one director nominated by PEMSTAR and one director nominated by HongGuan. A Board meeting shall be called by the Chairman and presided over by the Chairman. The Chairman shall give each director a written notice thirty (30) days before a Board meeting and such notice shall include the agenda, time and location of the meeting to be held.

     (b) A special Board meeting shall be called by the Chairman of the Board if it is so requested by at least two (2) directors. The Chairman shall give each director a written notice at least seven (7) days before a special Board meeting and such notice shall include the agenda, time and location of the meeting to be held. In the event that the Chairman does not convene a meeting within seven (7) days of the request of at least two (2) directors, the other directors may convene a meeting by giving notice as described above.

     (c) A director shall be entitled at any time and from time to time to appoint any person to act as his alternate and to terminate the appointment of such person. Such appointment shall require the prior written consent of the Parties unless such alternate is currently a director. Any such alternate director shall be entitled while holding office as such to receive notices of meetings of the Board and to attend and vote as a director at any such meetings at which the director appointing him is not present and generally to exercise all the powers, rights, duties and authorities and to perform all functions of the director appointing him. Further, that alternate director shall be entitled to exercise the vote of the director appointing him at any meetings of the Board and if such alternate director represents more than one director, such alternate director shall be entitled to one vote for every director he represents.

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     (d) A meeting of the directors at which a quorum is present shall not transact any business other than the business stated in the agenda specified in the notice of that meeting unless the directors present unanimously agree otherwise. A meeting of the directors at which a quorum is present shall be competent to exercise all the powers and discretions for the time being exercisable by the Board. If within 30 minutes from the time appointed for such meeting a quorum is not present, the meeting shall stand adjourned to the seventh (7th) working day (or such other date as may be mutually agreed by the Parties) at the same time and place and if at such adjourned meeting a quorum shall not be present, then the meeting shall be dissolved and the deadlock provisions set forth in Section 16.5 may be invoked by either Party.

     (e) Upon the request of the Chairman, any meeting of the Board may be conducted by telephone or video conference. Any action to be taken by the Board may be taken without a meeting if all members of the Board consent in writing to such action and such resolution in writing shall be as effective as a resolution passed at a meeting of the Board duly convened and held, and may consist of several documents in the like form each signed by one or more of the directors. In the event that there is a deadlock on the voting of a proposed action, such action shall be deemed rejected by the Board. Notwithstanding the timing provisions of Section 6.3(a) or (b), all the directors present at a meeting of the Board validly convened in accordance with Section 6.3(a) or (b) may unanimously waive or agree to shorter notice thereof.

     (f) Minutes and resolutions of each meeting shall be kept in the English language and shall be signed by the Chairman of the Board. In the event that any Board member proposes any modification or addition to the minutes for a Board meeting, such director shall submit the same in writing to the Chairman of the Board within two (2) weeks after receipt by such director of the minutes and resolutions. The Chairman shall make decisions on such proposed modifications and additions within four (4) weeks from the receipt thereof. Copies shall be provided to each of the Parties and the originals shall be retained at the registered office of the Company.

6.4 Actions Requiring Consent of Both Parties. Subject to the Singapore Companies Act, Cap. 50, the Parties agree and undertake to exercise all rights available to them in relation to the Company to ensure that the Company shall not, except with the prior written consent of both Parties, so long as either Party owns at least 33% of the outstanding ordinary shares of the Company:

     (a) acquire, dispose, or suffer a dilution of any interest in any other company or partnership (other than the acquisition of the joint venture referred to in Section 18.10 below);

     (b) purchase, sell, mortgage or charge any property or any interest therein (other than in the ordinary course of business or operation and other than the acquisition of the joint venture referred to in Section 18.10 below);

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     (c) sell or dispose of the whole or a substantial part of its undertaking, goodwill or assets;

     (d) make any distribution of profits amongst its shareholders by way of dividend, capitalization of reserves or otherwise;

     (e) incur any capital commitment in excess of S$200,000 in respect of any one transaction, except those approved in the annual operating plan and other than as necessary for the acquisition of the joint venture referred to in Section 18.10 below;

     (f) dispose of any asset with a book value in excess of S$200,000, except as approved in the annual operating plan;

     (g) increase, reduce or cancel its authorized or issued share capital, or grant any option over its unissued share capital;

     (h) issue any shares of any class;

     (i) create, allow to arise or issue any debenture;

     (j) adopt any policy for managerial staff salary scales, staff benefit schemes or staff development programs exceeding S$150,000 per person per annum;

     (k) adopt any policy on the payment of directors' fees;

     (l) adopt any policy on accounting practices, depreciation practices or other financial matter which differs substantially from usual Singapore accounting, depreciation, commercial or financial practices;

     (m) borrow, raise, guarantee or lend (excluding suppliers' credit) more than S$200,000 in any one transaction or more than S$1,000,000 when aggregated with other similar transactions in the same calendar year other than as necessary for the acquisition of the joint venture referred to in
     Section 18.10 below;

     (n) appoint, dismiss or settle the terms of appointment or dismissal of any managing director or general manager;

     (o) change or diversify the scope of its business or undertaking;

     (p) amend its Corporate Articles;

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     (q) except as provided in Section 2.3, institute, withdraw or settle any legal action or proceeding in excess or anticipated to be in excess of S$200,000;

     (r) approve financial audits;

     (s) take any step for its dissolution or financial reorganization or for the appointment of a liquidator (including a provisional liquidator), receiver, judicial manager, trustee, administrator, agent or similar officer of or over any part of its assets or business.

     (t) accept the nomination or election of a director;

     (u) increase the number of directors other than as contemplated by Section 6.1;

     (v) proceed with a public offering of shares of the Company.

6.5 Managing Director. The Parties agree that the Managing Director shall initially be James Teo, who shall be appointed for a term of three (3) years, unless terminated earlier by the Board. HongGuan shall assume all costs of employing James Teo as the Managing Director until March 31, 1999, or, if earlier, until such time that the Board appoints his successor. After March 31, 1999, or such earlier date that a successor is appointed, the Company shall bear the costs of employing the Managing Director, which remuneration shall be decided by the Board. The Managing Director shall have the full powers and executive authority, subject to such limitations, conditions and guidelines as the Shareholders or the Board shall from time to time establish, to act on behalf of the Company. The Managing Director shall formulate and implement an annual business plan, subject to the approval of the Board. The Managing Director shall not take any of the actions listed in Section 6.4 without the required approval from both Parties.

6.6 General Manager. The Parties shall advertise for and mutually agree on the hiring of a General Manager who will assist the Managing Director and shall perform such other roles as designated from time to time by the Managing Director or the Board.

6.7 Program Manager. PEMSTAR shall assist in appointing the Program Manager, who shall serve for twenty-four (24) months unless otherwise agreed to by the Board. The Program Manager shall have such duties and responsibilities as designated by the General Manager.

6.8 Audits. The company shall keep complete and accurate books and records. An internationally recognized accounting firm based in Singapore and approved by the Board shall conduct a formal audit of the financial affairs of the Company each year and shall provide a report of such formal audit to the Board.

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6.9 Access to Properties, Records. During the term of this Agreement, each Party
(as well as its designated representatives) shall be afforded access, at its sole expense, during normal business hours and subject to the Company's normal security procedures, to the facilities, properties, books, records and files of the Company, as may be available from time to time and requested for purposes reasonably related to this Agreement, including the audit of the profit and loss statements, balance sheets and other financial and tax records of the Company by independent auditors for the Company or, at the option of the Party requesting any such audit, by the independent auditors for such Party.

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7.   GENERAL MEETINGS

7.1 General Meetings. A general meeting of the Shareholders shall be convened by the Board in accordance with the Corporate Articles and held at least once a year on a date to be fixed by the agreement of the Parties. An extraordinary general meeting of the Shareholders may, however, be convened by the Board whenever deemed necessary.

7.2 Proceedings at General Meeting. The quorum for any general meeting of the Company shall be two Shareholders, one of whom shall be PEMSTAR and the other shall be HongGuan. If within 30 minutes of the time appointed for the convening of the meeting of the Shareholders of the Company the quorum specified above is not present, the meeting shall stand adjourned to the fifteenth (15th) working day (or such other date as may be mutually agreed by the Parties) at the same time and place. If at such adjourned meeting a quorum shall not be present, the meeting shall be dissolved and the deadlock provisions set forth in Section 16.5 may be invoked by either Party. All resolutions of the Shareholders of the Company shall be adopted by voting. A Party shall have one vote for each share which is held by that Party in the capital of the Company. Any general meeting of the Shareholders may be conducted by telephone or video conference. Any action to be taken by the Shareholders may be taken without a meeting if all Shareholders consent in writing to such action and such resolution in writing shall be as effective as a resolution passed at a general meeting of the Shareholders duly convened and held, and may consist of several documents in the like form each signed by one or more Shareholders. In the event that there is a deadlock on the voting of a proposed action, such action shall be deemed rejected by the Shareholders.

8.   EMPLOYEES.

8.1 Source. The initial employees of the Company shall include, but not be limited to, management and technical employees of HongGuan and employees of PEMSTAR, each to be hired by the Company under new terms and conditions which shall not include any benefits carried over from such employee's prior employment with either HongGuan or PEMSTAR unless specifically agreed by the Company or required by Singapore law. Such employees are anticipated to be those listed in Exhibit B hereto. For two years after the Effective Date, HongGuan will assist the Company fulfill its staffing requirements on the terms and subject to the conditions provided in Section 5 of the Services Agreement referred to in Section 12.2(b)(iii) of this Agreement.

8.2 Non-compete. Each of the Company's employees who are designated as "managers" or "senior engineers" shall agree as a condition of employment to not compete with the Company, which will be documented in the employee's employment agreement or another separate agreement.

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9.   CONFIDENTIALITY

9.1 Confidential Information. "Confidential Information" shall mean all information which is disclosed by either Party or the Company to the other Party, either directly or through Affiliates of either or both, in written, oral or physical form, which relates in any way to markets, customers, products, patents, inventions, procedures, methods, designs, strategies, plans, assets, liabilities, costs, revenues, profits, organization, employees, agents, distributors or business in general; provided, however, that the following shall not be deemed Confidential Information:

     (a) information which is or becomes available to the public or to the industry without the fault or negligence of the Party receiving the same;

     (b) information which was already in the possession of the Party receiving the same, provided that Party is able to prove such prior possession;

     (c) information which is subsequently received from a third party without notice of restriction on further disclosure; or

     (d) information which is independently developed by the Party receiving the same, provided the said Party is able to prove such independent development.

9.2 Non-Disclosure. Each of the Parties agrees (a) during the term of this Agreement and for a period of one (1) year after termination thereof not to (i) use any Confidential Information for any purpose other than as permitted or required for performance by such Party under this Agreement or any Ancillary Agreement or (ii) disclose or provide any of such Confidential Information to any third party and (b) to take all necessary measures to prevent any such disclosure by its present and future directors, officers, employees and contractors during the said period. Each Party further agrees to cause its Affiliates to comply with these provisions in the same manner as if each of them were a Party.

9.3 Limitation of Prohibition. Nothing herein shall prohibit either of the following:

     (a) the use by the Company at any time after termination of this Agreement of Confidential Information in the manner in which it had been utilized by the Company from time to time in the ordinary course of its business and in compliance with the terms hereof prior to termination; or

     (b) the disclosure of Confidential Information to any governmental authority if and to the extent required by applicable law, provided that such disclosure is made on a basis providing the maximum confidentiality permitted by law.

9.4 Solicitation of Employees. During the term of this Agreement and for a period of one (l) year thereafter, no Party or Affiliate thereof shall employ or contract for the services of any person, other

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than a person previously employed by such Party or Affiliate, who at the Closing
Date or at any time thereafter is an employee of the Company or of the other Party or any Affiliate thereof, without the approval of the other Party.

10.  REPRESENTATIONS AND WARRANTIES

In order to induce the other Party to enter into and perform this Agreement, each of the Parties hereby represents and warrants to the other Party as follows:

10.1 Organization and Standing. Such Party is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization and has all requisite corporate authority to carry on its business as now being conducted by it.

10.2 Authority. Such Party has full power and authority to execute and deliver this Agreement and the Ancillary Agreements and the other instruments to be executed and delivered by such Party pursuant hereto and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by or on the part of such Party to authorize it to perform its obligations under this Agreement and the Ancillary Agreements have been duly and properly taken. This Agreement has been duly executed and delivered by such Party and constitutes, and the Ancillary Agreements when duly executed and delivered by such Party will constitute, legal, valid and binding obligations of such Party enforceable in accordance with their respective terms. Such Party agrees to use its best efforts to obtain the necessary consent of any third party to the transactions contemplated hereby.

10.3 Approvals. No approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by such Party of this Agreement and the Ancillary Agreements or its consummation of the transactions contemplated hereby or thereby.

10.4 Litigation. Such Party has no actual knowledge of any material and adverse actions, suits, proceedings or investigations pending or threatened against, by or affecting it in any court or by or before any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, with respect to, or which may have a material effect upon, the transactions contemplated by this Agreement or the Ancillary Agreements. Such Party is not in default with respect to any order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting or relating to it or any of the transactions contemplated by this Agreement or the Ancillary Agreements; nor has such Party received notice of any material violation of any laws, ordinances, regulations or orders applicable to it or any of the transactions contemplated hereby or thereby; nor to the knowledge of such Party is it in violation of any such laws, ordinances, regulations or orders.

10.5 Absence of Conflict.

     (a) The execution and delivery of this Agreement by each Party does not violate any law or conflict with such Party's, or any of such Party's Affiliate's, constitutive corporate documents or result in a breach of, constitute a default under or conflict with any material contract, agreement or instrument to which such Party or any Affiliate is a party or by which it or its properties or any Affiliate is a party or by which it or its Affiliate or any of its Affiliates' properties are bound.

     (b) Subject to clause (d) of this Section 10.5, all actions to be taken by either Party or its Affiliates in furtherance of this Agreement for the period of time from the date of execution and delivery of this Agreement to the Closing Date will not violate any law or conflict with such Party's, or any of such Party's Affiliate's, constitutive corporate documents or result in a breach of, constitute a default under or conflict with any material contract, agreement or instrument to which such Party or any Affiliate is a party or by which it or its properties or any Affiliate or any of its Affiliates' properties are bound.

     (c) The consummation of the transactions contemplated in this Agreement from and after the Closing Date, and the fulfillment of and compliance with the terms and conditions hereof and thereof from and after the Closing Date will not violate any law or conflict with such Party's, or any of such Party's Affiliate's, constitutive corporate documents or result in a breach of, constitute a default under or conflict with any material contract, agreement or instrument to which such Party or any Affiliate is a party or by which it or its properties or any Affiliate or any of its Affiliates' properties are bound.

     (d) With respect to clause (b) of this Section 10.5, neither Party hereto (nor any of its Affiliates) nor any of its agents shall take any action in furtherance of this Agreement from the date of execution and delivery of this Agreement to the Closing Date until and unless either (a) the consent of any third party referred to in Section 12.3(e) which is required to take such action shall have been received by the Party or its Affiliate having an obligation to obtain such consent, or (b) such Party shall have received the consent to such action from the other Party together with a representation (which shall be deemed a modification of this Section 10.5) to the effect that such action will not result in a breach of, constitute a default under or conflict with any material contract, agreement or instrument to which such other Party or any of its Affiliates is a party or by which such other Party or its properties or any of such other Party's Affiliates or any of such other Party's Affiliate's properties are bound.

10.6 Financial Statements. Each Party has provided to the other their respective balance sheets and statements of income and expenditures for the most recent fiscal period then ended. Such financial statements, together with the notes thereto, (i) are in accordance with the books and records of such party, (ii) present fairly and accurately in all material respects the financial condition of such party as of the dates of the balance sheets, (iii) present fairly and accurately in all material respects the results of operations of the business for the periods covered by such statements, (iv) have been prepared in all material respects on a basis consistent with the preparations of such party's prior years' financial statements, and (v) include all adjustments (consisting only of normal recurring accruals) which are necessary for a fair presentation of the financial condition of such party and of the results of operations of its business for the periods covered by such statements.

10.7 Brokers. Neither such Party nor any third party acting on its behalf has incurred any liability, either express or implied, to any broker or finder or similar person in connection with this Agreement or any of the transactions contemplated hereby or thereby. Such Party shall indemnify the other Party against, and hold it harmless from, any liability, cost or expense (including, without limitation, fees and disbursements of counsel) resulting from any agreement, arrangement or understanding made by such Party with any third party for brokerage or finders' fees or other commissions in connection with this Agreement or the Ancillary Agreements or any of the transactions contemplated hereby or thereby.

11.  INDEMNITIES

11.1 Indemnification. Subject to the other provisions of this Article 11, including Section 11.4, each Party agrees as to its respective representations, warranties, covenants and agreements set forth in this Agreement and in the Ancillary Agreements to indemnify and hold harmless the other Party from and against any and all losses, liabilities, damages, expenses (including, without limitation, fees and disbursements of counsel), claims, liens or other obligations whatsoever which

     (a) may be payable by virtue of or result from the material inaccuracy of any representation or the breach of any warranty, covenant or agreement made in this Agreement, the Ancillary Agreements or any certificate or other instrument delivered pursuant hereto or thereto; or

     (b) may be incurred as a result of the assertion of any claim by any third party based on allegations which, if true, would constitute such material inaccuracy or breach.

11.2 Notice and Legal Action. Each Party agrees to give the other Party prompt written notice of any event or assertion of which it has knowledge concerning any such loss, liability, expense, claim, lien or other obligation and as to which it may request indemnification hereunder. Each Party will cooperate with the other Party in determining the validity of any such claim or assertion.

11.3 Actions by Third Parties.

     (a) If and to the extent that any claim is made or any litigation is instituted against either PEMSTAR or one of its Affiliates or HongGuan or one of its Affiliates (herein referred to as the "Initial Defendant") by any third party in any competent court, tribunal or other forum in any country, which claim or litigation asserts or is based in whole or in part upon a fact, circumstance, premise or allegation which, if true, would be subject to indemnification by the other Party pursuant to Section 11.1, then (i) the Initial Defendant shall be permitted to implead, or cross-claim against, or otherwise include as a defendant, such other Party hereunder, (ii) such other Party hereby consents to the jurisdiction of any such competent court, tribunal or forum, (iii) such other Party shall assume the Initial Defendant's defense of any such claim or litigation and pay the costs thereof, and (iv) if and to the extent that such claim of, or litigation instituted by, such third party is successful, and damages are awarded or injunctive relief or other equitable remedy is granted against the Initial Defendant, then (as between the Parties hereto) such other Party shall be liable for the payment of such damages to such third party or shall reimburse the Initial Defendant for the payment of such damages immediately following the making of such payment or (to the extent injunctive relief or other equitable remedy is granted) shall be liable for any damages suffered by the Initial Defendant; provided that if the claim by the third party is not successful, the Initial Defendant shall immediately reimburse or indemnify such other Party in such amount as shall be necessary such that, following such payment, both Parties shall have shared equally in the costs and expenses incurred to defend such claim or litigation.

     (b) The provisions of clause (a) of this Section 11.3 shall operate separate and independently of the other provisions of this Article 11 (other than Section 11.4 ). Any dispute relating to liability of either Party to the other under this Section 11.3 shall be determined only upon the conclusion of the litigation or other contest referred to in clause 11.3(a), and such dispute shall be settled in accordance with Section 17.2, provided that in such event the arbitrator shall limit his decision solely to the question of whether the provisions of such clause (a) are applicable to the claim or other litigation which was instituted by such third party.

11.4 Conflict with Ancillary Agreements. The provisions of Article 11, as the same would apply in the case of a breach of or default under any provision of any Ancillary Agreement, shall not be applicable if and to the extent that such Ancillary Agreement provides for a specific remedy or specific damages in the case of a breach or default thereunder or to the extent that such Ancillary Agreement contains a provision which conflicts with this Article 11.

11.5 Survival. The provisions of this Article 11 shall survive termination of this Agreement for any reason whatsoever.

12.  CLOSING AND CONDITIONS THEREOF

12.1 Closing. The Closing of the transactions contemplated by this Agreement shall, subject to all conditions precedent set forth in Section 12.3 having been fulfilled, take place on October 15, 1998 (or such earlier date as the Parties may agree in writing), at the offices of Lee & Lee, Singapore in person or by delivery of the appropriate documents.

12.2 Events of Closing. The Parties shall at the Closing take the following actions:

     (a) The organization of the Company shall be completed as follows to the extent that it shall not have been completed prior to Closing:

          (i) The Corporate Articles referred to in Section 3.1 shall be adopted in a form which conforms to the requirements of this Agreement;

          (ii) The Shareholders of the Company shall each pay for and be issued their respective shares of the Company as provided in Section 3.2; and

          (iii) The Shareholders of the Company shall elect the members of the Board in accordance with Section 6.1.

     (b) The Parties shall execute and deliver the following agreements to the extent that they have not done so prior to Closing, it being the intention of the Parties that such agreements when so executed and delivered shall effect the transactions contemplated therein on and from the date of this
     Agreement:

          (i) PEMSTAR and the Company shall execute and deliver the License Agreement in substantially the form attached hereto as Exhibit C;

          (ii) PEMSTAR, HongGuan and the Company shall execute and deliver the respective Trademark Agreements in substantially the form attached hereto as Exhibit D;

          (iii) PEMSTAR, HongGuan and the Company shall execute and deliver the Services Agreement in substantially the form attached hereto as Exhibit E;

          (iv) HongGuan shall assign its disk drive equipment manufacturing contracts to the Company identified on Exhibit F attached hereto; and

          (v) PEMSTAR shall assign those engineering contracts to the Company identified on Exhibit G attached hereto.

12.3 Conditions Precedent to Parties' Obligations. All obligations of each Party hereunder to execute the agreements referred to in Section 12.2 and otherwise take the action necessary to consummate the Closing, are subject to the pertinent fulfillment, prior to or at the Closing, of each of the following conditions:

     (a) All actions, proceedings, instruments, opinions and documents required to carry out this Agreement and the Ancillary Agreements or incidental hereto or thereto, and all other related legal matters, shall be reasonably satisfactory to legal counsel to the Parties respectively.

     (b) All the terms, covenants and conditions of this Agreement and the Ancillary Agreements to be complied with and performed by the other Party prior to or at the Closing shall have been complied with and performed in all material respects (with the right of the Party in compliance with such terms, covenants and conditions to waive the non-compliance by the other Party).

     (c) No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate any of the transactions contemplated by this Agreement or any Ancillary Agreements.

     (d) All governmental approvals, permits, licenses, authorizations and clearances required for the performance by each Party of this Agreement, including the execution and delivery of the Ancillary Agreements, the consummation of the transactions herein or therein contemplated and the fulfillment of and compliance with the terms and conditions hereof and thereof, by either Party shall have been obtained, and all filings and other formalities in connection therewith shall have been completed.

     (e) All consents and approvals of third parties required for the performance by each Party of this Agreement, including the execution and delivery of the Ancillary Agreements, assignment of contracts to the Company, the consummation of the transactions herein or therein contemplated and the fulfillment of and compliance with the terms and conditions hereof and thereof, shall have been obtained.

Neither Party shall deliberately cause any condition set forth in this Section
12.3 not to be satisfied, and each Party shall, as to events, causes and circumstances within its control, take such action as shall be reasonably necessary to cause such condition to be satisfied and shall keep the other Party currently informed as to the status of such actions. In the event the Closing takes place, each Party shall be deemed to have represented and warranted to the other Party as of the Closing Date that all the aforementioned conditions precedent to such Party's obligations hereunder shall have been fulfilled prior to or as of the Closing Date.

13.  TRANSFER OF SHARES

13.1 Right of First Refusal. If a Party receives an offer to purchase its shares from a third party after January 31, 2002 and desires to accept such offer, that Party shall first give the other Party written notice of the receipt of such offer, which notice shall set forth the name of the third party, the price that such third party offered to pay for such shares, and the terms and conditions pursuant to which such purchase and sale would be effected. At any time within thirty (30) days from and after receipt of such notice, the other Party shall have the option to purchase all (but not less than all) of the shares referred to therein at the price and upon the terms described therein, which option shall be exercised by giving written notice to the Party within such thirty (30) day period of its election to exercise such option. If the other Party does not exercise such option, the shares may be sold to the third party within sixty (60) days after expiration of the option.

     If PEMSTAR receives an offer to purchase any of its shares from a third party after January 31, 2002, and if PEMSTAR desires to accept such offer, then HongGuan shall have the option, at any time within thirty (30) days from and after receipt of the notice described above, to purchase from PEMSTAR 2% of the shares of the Company at the per share price and upon the terms described in the notice, which option shall be exercised by giving written notice to PEMSTAR within such thirty (30) day period of HongGuan's election to exercise such option. This option is in addition to the option described above, under which HongGuan would also have the option to purchase all of the PEMSTAR shares referred to in the notice. If HongGuan does not exercise such option, the shares may be sold to the third party within sixty (60) days after expiration of the option. If HongGuan does exercise the option, all but the 2% acquired by HongGuan may be sold to the third party within sixty (60) days after expiration of the option.

     Before any transfer shall be made under this Section, the third party shall execute a Deed of Adherence pursuant to which the third party shall agree to be bound by the terms and conditions of this Agreement.

13.2 Prohibited Alienation. Except as provided in Section 3.3 and 13.1, neither Party nor any of its Affiliates which are Shareholders shall sell, convey, assign or otherwise transfer, pledge or hypothecate its shares in the Company or any beneficial interest therein at any time during the term of this Agreement without the prior written consent of the other Party; it is agreed the other Party may attach conditions to this consent. The Company shall refuse to transfer or register any transfer on its books any shares attempted to be transferred in violation of this Agreement. If shares of the Company owned by either Party or its Affiliates are offered to be or are in fact sold, transferred, assigned, taken in execution, pledged or hypothecated, in any manner and under any circumstances in which Section 13.1 is not complied with, including but not limited to any bankruptcy, insolvency or other legal proceeding, in violation of this Article 13, then the other Party shall, immediately upon becoming aware thereof, and for a period ending ninety (90) days after its receipt of written notice thereof from the offering or transferring Party, be entitled to purchase such shares from the offeror or transferee, or to require the transferee to purchase its own shares, upon the same terms and conditions (mutatis mutandis) as the offeror has offered the same or the transferee has taken a transfer of the same, and the transferring Party shall indemnify the other Party against all costs reasonably incurred by the latter in removing any prohibited liens or encumbrances from the said shares, it being the intent that the latter Party be left in no worse position than if the provisions of this Section 13.2 had been complied with.

13.3 Continuing Obligations. Notwithstanding anything contained herein, no sale, conveyance, assignment or other transfer of the shares of the Company or any beneficial interest therein shall relieve either Party of those obligations and duties arising prior to the date thereof which by the terms of the applicable agreement or by operation of law would survive the termination of this Agreement.

13.4 Legend. All certificates evidencing shares of the Company shall bear a reference to the restrictions herein provided clearly marked thereon, including specifically a notice that the acquiring party shall be fully bound by the terms and conditions of this Agreement.

14.  FORCE MAJEURE

14.1 Definition. As used in this Agreement the term "Force Majeure" shall mean any event or condition, not existing as of the date of this Agreement, not reasonably foreseeable as of such date and not reasonably within the control of either Party, as the case may be, which prevents or renders so difficult or costly as to be commercially impracticable performance by either Party of their respective obligations under this Agreement. Without limiting the generality of the foregoing, events or conditions of Force Majeure shall include acts of State or governmental action, including the non-issuance or revocation of any approvals of any governmental authority that are required for the execution of this Agreement, riots, war, acts of terrorism, sabotage, strikes, lockouts, prolonged shortage of energy supplies, fire, flood, hurricane, earthquake, lightning and explosion.

14.2 Notice. If either Party is thus prevented from performing its obligations under this Agreement or the Ancillary Agreements or if such performance is rendered impracticable by an event or condition of Force Majeure, that Party shall, upon providing prompt written notice to the other Party, be excused from performance to the extent such event or condition prevents or renders impracticable such performance, provided that the Party whose performance is so affected shall use reasonable efforts to avoid or remove the cause of non-performance and shall continue performance hereunder immediately upon the removal of such causes. The other Party to this Agreement shall have the right, for so long as such event or condition of Force Majeure shall continue, to suspend its own performance and to the extent and for so long as shall be commercially reasonable.

14.3 Termination. If the event or condition of Force Majeure causing non-performance shall continue for more than one-hundred eighty (180) consecutive days and the non-performance shall be material in relation to this Agreement or the Ancillary Agreements taken as a whole, either Party may, upon the expiration of the above period and at any time thereafter for so long as the event or condition of Force Majeure shall continue, terminate this Agreement in accordance with Section 16.2.

15.  DEFAULT

15.1 Definition. Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term "Default" shall mean any of the following described events involving or affecting either Party, such Party being considered the Party in Default for purposes hereof:

     (a) failure of such Party to perform or observe any material obligation under or pursuant to this Agreement or the Ancillary Agreements for any reason other than Force Majeure;

     (b) (i) the filing by such Party of a petition in voluntary bankruptcy or liquidation or the making of a general assignment for the benefit of its creditors, or the consenting to the appointment of one or more receivers, trustees or liquidators with respect to all or any substantial part of its property under any applicable law or statute; (ii) the filing by such Party of a petition or answer seeking reorganization, readjustment, arrangement, composition or similar relief under the applicable bankruptcy laws or any other applicable law or statute; (iii) such Party's becoming unable to pay its debts generally as they become due; or (iv) the filing of an involuntary petition in bankruptcy against such Party, or for the appointment of one or more trustees, liquidators or receivers of such Party, which petition shall remain unstayed and in effect for a period of thirty (30) days;

     (c) the occurrence of: (i) a sale, transfer, pledge or other encumbrance of shares, an issuance of shares or any other event, including, without limitation, merger or consolidation, which gives effective control of such Party to any third party not a controlling shareholder of such Party as of the Closing Date hereof; or (ii) a sale, transfer, pledge or other encumbrance or issue of shares of any Affiliate of such Party or of any substantial asset of such Party or Affiliate of such Party, which is directly related to the joint venture described in this Agreement or the Ancillary Agreements, or any like event which gives effective control of such shares or assets to any third party who is not a controlling shareholder of such Party or Affiliate as to the Closing Date hereof, provided that such a change in control shall not constitute a Default if prior written notice shall have been given by the Party affected to the other Party and such other Party shall have given its consent in writing thereto, which consent shall not be withheld without good commercial reason.

15.2 Notice. No Default under Section 15.1(a) hereof shall be deemed to have occurred until the Party not in Default shall first have given written notice of such Default to the Party in Default and the Party in Default shall have failed to cure such Default through specific performance within sixty (60) days after dispatch of such written notice. In the event of Default under Sections 15.l(b) or (c) hereof, no such notice need be dispatched and remedies in respect thereof as provided in Section 15.3 hereof shall be available from and after the time such events occur.

15.3 Rights Upon Default. If a Default shall occur, the Party not in Default shall have the right, at any time for so long as such Default shall continue, to do any one or more of the following:

     (a) terminate this Agreement in accordance with Section 16.2(b) hereof and exercise the other rights set forth in Section 16.3(c) hereof;

     (b) with respect to a Default under Section 15.1(a) only, obtain injunctive relief or such other equitable remedies as are reasonably necessary to specifically enforce this Agreement in accordance with its terms; and/or

     (c) exercise any other legal or equitable remedy such Party may have as a result of such Default.

16.  TERM AND TERMINATION; DEADLOCK

16.1 Term. Except as provided in Section 16.2, this Agreement shall remain in full force and effect and shall continue to be binding on the Parties so long as each Party holds any shares in the Company.

16.2 Events Permitting Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated:

     (a) by either Party upon written notice in the event that performance by either Party of its respective obligations under this Agreement is prevented or rendered impracticable by reason of the occurrence of an event of Force Majeure and the entitlement to terminate exists under Section 14.3;

     (b) by either Party upon written notice to the other in the event that the other Party is at the time of such notice in Default and the entitlement to terminate exists under Section 15.3;

     (c) by either Party upon written notice to the other in the event that the Closing shall not have occurred on or before October 15, 1998;

     (d) by written agreement of the Parties.

16.3 Rights Upon Termination. If termination is called for under this Agreement, the Parties shall have the following rights:

     (a) If this Agreement shall be terminated due to Force Majeure pursuant to
     Section 16.2(a), the Parties shall have the following rights:

          (i) The Party whose performance of its obligations under this Agreement or the Ancillary Agreements is not prevented or rendered impractical by an event or condition of Force Majeure shall have the option for thirty (30) days from the date of written notice to terminate this Agreement delivered under Section 16.2, to acquire from the Party whose performance is prevented or rendered impractical all of that Party's shares in the Company for their Fair Market Value (as defined in Section 16.4); and

          (ii) If the Party whose performance of its obligations under this Agreement or the Ancillary Agreements is not prevented or rendered impractical by an event or condition of Force Majeure does not exercise its option to acquire from the Party whose performance is so prevented or rendered impractical all of that Party's shares, then the Parties shall take all steps necessary to liquidate and dissolve the Company.

     (b) Upon a Default, the non-defaulting Party shall have the following rights, without prejudice to the rights of either Party by reason of any breach of the Agreement:

          (i) The non-defaulting Party shall have the option for thirty (30) days from the notice described in Section 16.2 to acquire from the defaulting Party all of the defaulting Party's shares in the Company at a price which shall be equal to seventy-five percent (75%) of the Fair Market Value of such shares;

          (ii) If the non-defaulting Party does not acquire the defaulting Party's shares in the Company, then it shall have the right for thirty
          (30) days from the expiration of the non-defaulting Party's option (or, if earlier, notice from the non-defaulting Party that it elects not to exercise the option) to require dissolution of the Company, in which case the Parties shall take all steps necessary to liquidate and dissolve the Company.

     (c) If this Agreement is terminated pursuant to Section 16.2(c) or (d), neither Party shall have any liability to the other except as provided in
     Article 11.

16.4 Fair Market Value. The term Fair Market Value as used in this Agreement shall be defined and determined as follows: The Fair Market Value of any share in the Company shall be equal to the book value per share of the Company, as determined by the Company's independent auditors as of the end of the month immediately preceding the event causing the right to acquire shares (Force Majeure or Default).

16.5 Purchase Procedure upon Deadlock. In the event (1) a quorum is not present at an adjourned Board meeting or general meeting and the adjourned Board meeting or, as the case may be, general meeting is dissolved; (2) unanimous approval of the Parties cannot be obtained for any of the actions specified in Section 6.4; or (3) that the relationship between the Parties has deteriorated to the extent that they cannot continue to manage the Company together, either Party may force a deadlock buy-out. The mechanics of such a buy-out shall be as follows:

     (a) If one Party wishes to trigger a deadlock buy-out, it shall furnish written notice (the "Deadlock Notice") to the other Party that a deadlock has arisen and the two shall meet to discuss the issues and to attempt to resolve their differences to each Party's satisfaction.

     (b) If the meeting does not satisfactorily resolve the differences within forty- five (45) days from the date of service of the Deadlock Notice (or if no meeting is held within ten (10) days of the date of service of the Deadlock Notice), then either Party (the "offeror Party") may initiate a purchase buy-out by delivering to the other Party (the "offeree Party") an irrevocable written offer (the "Cross-Purchase Notice") to purchase all of the shares in the Company owned by the offeree Party, and the Cross-Purchase Notice shall specify the purchase price per share which the offeror Party is willing to pay for the shares. Such Cross-Purchase Notice shall also be deemed to constitute an irrevocable offer by the offeror

     Party to sell all of its shares in the Company to the offeree Party at a price equal to the purchase price per share specified in the Cross-Purchase Notice. If both Parties shall deliver a Cross-Purchase Notice, then the Party which is the first to deliver a Cross-Purchase Notice shall be deemed to be the offeror Party on the terms stated in its Cross-Purchase Notice, and the other Party's Cross-Purchase Notice shall be of no effect. If both Cross-Purchase Notices are delivered on the same day, then the Party which has offered the higher purchase price shall be deemed to be the offeror Party on the terms stated in its Cross-Purchase Notice, and the other Party's Cross-Purchase Notice shall be of no effect.

     (c) Within thirty (30) days after receipt of the Cross-Purchase Notice, the offeree Party shall either (i) accept such offer to sell all of the offeree Party's shares in the Company to the offeror Party; or (ii) accept the offer to acquire all of the shares in the Company owned by the offeror Party. Failure of the offeree Party to deliver to the offeror Party a written notice electing to accept either of the offers of the offeror Party shall be deemed to constitute an offer by the offeree Party to sell all of its shares in the Company to the offeror Party.

     (d) The closing of the purchase and sale of the shares shall take place at the registered office of the Company within five days after the acceptance or deemed acceptance of the offer. On closing, the selling Party shall, against cash payment of the purchase price by the other Party, be obliged to transfer all of its shares to the other Party by the delivery of a duly executed share transfer together with the relative share certificate(s) in respect of the shares to be sold, and the written resignations of its appointees as directors to take effect immediately subsequent to a meeting of the Board at which the transfer of the said shares shall be approved by the Board. The selling Party shall furnish all necessary documents as are required by the Stamp Office for purpose of assessing stamp duty payable on the share transfer.

     (e) Notwithstanding any other provision of this Agreement, upon the transfer of the shares as hereinbefore provided, the selling Party shall cease to be bound by the provisions of this Agreement save and except for the due discharge, performance and observance of all its liabilities and obligations whether actual or contingent arising out of or on or in respect of or any antecedent breach of the terms of this Agreement at any time up to and including the date of the transfer of its shares.

16.6. Name Change. In the event that either Party no longer has any shares in the Company, the other Party shall, as soon as practical and no later than six months from the date the first mentioned Party ceases to be a shareholder, cause the name of the Company to be changed to one which does not contain a reference to the name of the first mentioned Party.

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

17.  SETTLEMENT OF DISPUTES AND APPLICABLE LAW.

17.1 Consultations. The Parties acknowledge that the expeditious and equitable settlement of disputes arising under this Agreement or in connection herewith is to their mutual advantage and in the best interest of the Company. To this end, the Parties therefore agree to use their best endeavors to resolve all differences of opinion and to settle all disputes through cooperation and consultation between a senior executive officer of PEMSTAR and a senior executive officer of HongGuan.

17.2 Disputes. Any controversy or claim arising out of or relating to this Agreement that the Parties are unable to settle within thirty (30) days as set forth under Section 17.1 above shall be determined by arbitration in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference into this Section 17.2, by one arbitrator, unless otherwise agreed, appointed in accordance with the said Rules. The place of arbitration shall be Singapore and the arbitration shall be conducted in the English language. The Party against whom an arbitration award is made shall be responsible for all fees and expenses of the arbitration as well as the legal fees of the prevailing Party. If an award is made to both Parties, then each Party shall pay one-half of the fees and expenses of the arbitration and shall be responsible for its own legal fees.

17.3 Governing Law. This Agreement shall be governed in all respects by, and shall be interpreted and construed in accordance with, the laws of Singapore, which shall be the proper law of this Agreement notwithstanding any rule or principle therein contained under which any other law or rule would be made applicable.

18.  MISCELLANEOUS

18.1 Notices. Any notice or demand provided for hereunder shall be deemed sufficiently given if sent by telex, telefax (facsimile), courier or receipted mail (in each case prepaid) to the address specified in writing by the Party to which it is sent and shall be deemed effective on the date of delivery specified in the telex, telefax (facsimile) or the courier or mail receipt. Unless and until a Party receives written notice to the contrary from another Party, it shall be entitled to consider the following proper addresses of the other Parties respectively:

          As to PEMSTAR:     PEMSTAR INC.
                             2535 Highway 4 West
                             Rochester, Minnesota 55901, U.S.A.
                             Attention: Allen J. Berning
                             Telefax:  (507) 280-0838

          with a copy to:    DORSEY & WHITNEY LLP
                             201 First Avenue S.W., Suite 340

                             Rochester, MN 55902
                             Attention: William A. Jonason
                             Telefax:  (507) 288-6190

          As to HONGGUAN:    HONGGUAN TECHNOLOGIES (S) PTE
                             LTD.
                             39 Joo Koon Circle
                             Singapore 629105
                             Attention: Chief Executive Officer
                             Telefax: ________________

          with a copy to:    BIH, LI &  LEE
                             79 Robinson Road
                             #24-01 CPF Building
                             Singapore 068897
                             Telefax: (65) 2240003

18.2 Amendment. Any and all agreements by the Parties to amend, change, extend, review or discharge this Agreement, in whole or in part, shall be binding on the Parties so long as such agreements shall be in writing and executed by both Parties.

18.3 Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any Section or provision hereof.

18.4 Successors. All covenants, stipulations and promises in this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, and permitted assigns. No Party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement except with the written consent of the other Party hereto, and having procured from the assignee a deed of adherence agreeing to be bound by the terms of this Agreement.

18.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute together one and the same agreement. The Parties may each execute this Agreement by signing any such counterpart.

18.6 Invalidity. In case any provision of this Agreement shall be deemed or declared to be unenforceable, invalid or void, the same shall not impair any other provision of this Agreement but the Parties agree to negotiate a substitute provision or amend the other provisions of this Agreement so as to produce a result which preserves as nearly as possible the economic balance of the Agreement, provided that neither Party shall be obligated to accept an amendment which substantially departs from the essential intent or effect of this Agreement or any Ancillary Agreement.

18.7 Waivers. No failure on the part of either Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or at law or in equity.

18.8 Entire Agreement. Except as provided herein, this Agreement and the Ancillary Agreements constitute and express the entire agreement of the Parties as to all the matters herein and therein referred to, all previous discussions, promises, representations and understandings relative thereto among the Parties being herein and therein merged and superseded.

18.9 Publicity. Neither Party shall make any disclosure of or concerning the contents of this Agreement or any Ancillary Agreement without the prior written consent of the other Party except to comply with mandatory disclosure requirements imposed under any applicable law or jurisdiction or under the terms and conditions of any loan or credit agreement to which a Party is bound contractually.

18.10 Joint Venture in Philippines. The Parties agree to negotiate a joint venture agreement similar in scope to this Agreement regarding the business in the Philippines as soon as possible, with the intent that it be entered into by December 31, 1998. In the event that the Parties have not entered into such joint venture by December 31, 1998, neither Party shall have any claim against the other for costs, damages, compensation or otherwise and both Parties shall be free to compete in the Philippines. The Parties agree that the Company shall have the right to acquire this joint venture company by December 31, 2001.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


PEMSTAR INC.                            HONGGUAN TECHNOLOGIES (S) PTE LTD.

By:                                     By:
   ---------------------------------       ----------------------------------
Title:                                  Title:
      ------------------------------          -------------------------------

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

         LIST OF EXHIBITS

         A        Territory
         B        List of Employees
         C        License Agreement
         D        Trademark Agreements
         E        Services Agreement
         F        Contracts Assigned by HongGuan
         G        Contracts Assigned by PEMSTAR

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